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                                                                    EXHIBIT 23.2


Consent of Independent Auditors


The Board of Directors
Airgas, Inc.:

We consent to the inclusion of our report in the registration statement on Form S-4 of Airgas, Inc. of our report dated February 16, 1996, with respect to the consolidated balance sheets of Carbonic Industries Corporation, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and to the reference to our firm under the heading "Experts" in the proxy.



                                            /s/ Osburn, Henning and Company
                                            OSBURN, HENNING AND COMPANY